23.1      Consent of Weinberg and Baer, LLC.

Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660
________________________________________________________________________

Mr. Joel Klopfer, President
SafeCode Drug Technologies Corp.
6 Meever HaMitlah Street
Jerusalem 97761, Israel

Dear Mr. Klopfer:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the amended # 6 Registration Statement of SafeCode Drug Technologies Corp. on Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated January 23, 2011, as of and for the period ended December 31, 2010. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

Weinberg & Baer LLC
Baltimore, Maryland
December 6, 2011